UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2008

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Software Business Disposition

Pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated February 13, 2008 by and among Macrovision Corporation (“Macrovision”) and Flexco Holding Company, Inc., a Delaware corporation later renamed Acresso Software Inc., an affiliated company of Thoma Bravo, LLC, on April 1, 2008, Macrovision completed the disposition of its software business, including, but not limited to, the InstallShield®, Adminstudio® and FLEX product lines, as well as all associated support and services. The cash value of the transaction is approximately $200 million. The proceeds of the transaction will enable Macrovision to reduce the debt funding requirements for its pending acquisition of Gemstar-TV Guide International, Inc. from $800 million to $650 million. The above description of the Asset Purchase Agreement and the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which was filed as Exhibit 10.1 to Form 8-K filed by Macrovision on February 21, 2008 and is incorporated by reference herein.

Item 8.01	Other Events.

Joint Proxy Statement-Prospectus

Pursuant to the Agreement and Plan of Mergers dated December 6, 2007, among Macrovision, Saturn Holding Corp., Mars Merger Sub, Inc., Galaxy Merger Sub, Inc. and Gemstar TV-Guide International, Inc. (“Gemstar”), Macrovision and Gemstar have filed a joint proxy statement-prospectus with the SEC (the “Proxy Statement”). On March 31, 2008 the registration statement containing the Proxy Statement was declared effective by the SEC. On April 1, 2008, a copy of the Proxy Statement was first mailed to each Macrovision and Gemstar stockholder of record. Stockholders are urged to read the Proxy Statement because it contains important information. Stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Macrovision and Gemstar, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the Proxy Statement and the SEC filings that will be incorporated by reference in the Proxy Statement can also be obtained, without charge, by directing a request to Macrovision or Gemstar.

Stockholders Meeting

Macrovision has scheduled its stockholder meeting for April 29, 2008 at 11:00 a.m. Pacific time at Macrovision’s corporate headquarters office. The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting.

Games Business Disposition

On April 1, 2008, Macrovision completed its disposition of its games business unit. The cash value of the transaction is approximately $4 million.

Credit Rating

On April 1, 2008, Standard & Poors issued Macrovision Solutions Corporation a corporate credit rating of B+ (positive). On April 1, 2008, Moody’s Investor Services issued Macrovision a corporate credit rating of Ba3 (stable). These security ratings reflect the views of the rating agencies and an explanation of the significance of these ratings may be obtained from each rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating should be evaluated independently of any other rating.

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a joint proxy statement-prospectus regarding the proposed transaction and other documents regarding the proposed transaction with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement-prospectus and the filings with the Securities and Exchange Commission incorporated by reference in the joint proxy statement-prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its Form 10-K/A filed with the Securities and Exchange Commission on February 29, 2008 and information regarding Gemstar-TV Guide’s directors and officers can be found in its Form 10-K filed with the Securities and Exchange Commission on February 14, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

ITEM 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) is not included with this report. Macrovision intends to file this information by amendment or otherwise not later than 71 calendar days after the date this Current Report is required to be filed pursuant to General Instruction B.1 of Form 8-K.

(d)	The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

2.1	Asset Purchase Agreement dated February 13, 2008 by and among Macrovision Corporation and Flexco Holding Company, Inc. (a Delaware corporation) (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed on February 21, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: April 3, 2008	By:	/s/ Stephen Yu
Stephen Yu EVP and General Counsel

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